LifeVantage Announces $16 Million Accelerated Debt Retirement and Share Repurchase Program Initiative

Company Completes Previously Announced $6 Million Share Repurchase and Debt Paydown Initiative
SALT LAKE CITY, June 3, 2014 (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, announced today that its Board of Directors has approved up to $4 million in stock repurchases in combination with a $12 million accelerated debt repayment. We expect to fund the $16 million through cash on hand and future cash flow from operations. We recently completed the $6 million program we announced in March by using $3 million to repurchase 2,149,725 shares.
“We ended our third fiscal quarter with a healthy cash balance of $35.7 million,” stated Douglas C. Robinson President and Chief Executive Officer of LifeVantage. “We believe we will continue to generate strong cash flow enabling us to invest in new product launches and global expansion initiatives as well as repurchasing shares and accelerating debt payments to enhance long-term shareholder value. The previously announced $6 million program ended and our new $16 million program will continue through calendar 2014.”
As of March 31, 2014, the Company’s cash and cash equivalents were $35.7 million, and total debt was $45.8 million. As of May 1, 2014 there were 103,701,792 shares outstanding.
The repurchase program permits LifeVantage to purchase shares from time to time through a variety of methods, including in the open market, through privately negotiated transactions or other means as determined by the company’s management, in accordance with applicable securities laws. As part of the repurchase program, the Company anticipates entering into a pre-arranged stock repurchase plan which will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Accordingly, transactions, if any, under the pre-arranged repurchase plan would be completed in accordance with the terms of the stock repurchase plan, including specified price, volume and timing conditions.
About LifeVantage Corporation
LifeVantage Corporation (LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, TrueScienceTM Anti-Aging Skin Care Regimen with enhanced Nrf2 technologies, and LifeVantage® Canine Health, is a science based network marketing company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include statements we make regarding our operating income, cash flow from operations, the amount of stock we will repurchase, how we will fund the repurchase program and the Company’s future investment and growth. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
John Mills (310) 954-1105
Partner, ICR, INC